Exhibit 99.1

ONCOCYTE REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS

Conference Call on Thursday, August 10, 2023 at 5:00 a.m. PT / 8:00 a.m. ET

IRVINE, Calif., August 10, 2023 (GLOBE NEWSWIRE) — Oncocyte Corporation (Nasdaq: OCX), a precision diagnostics company, today reported financial results for the second quarter of 2023, ended June 30, 2023.

Second Quarter and Recent Highlights

●	Transplant product launch on pace for Q4 early access. Manufacturing transfer process for 48-target universal assay began in June
●	Expanding clinical utility for VitaGraft Kidney, a recent peer-reviewed publication in Kidney International Reports showed ability to identify ABMR and differentiate it from IgA Nephropathy
●	Landmark randomized triple negative breast cancer study of DetermaIO in patients treated with Keytruda in the adjuvant setting continues to progress
●	Cash, cash equivalents, and marketable securities totaled $17.9 million at June 30, 2023, with average cash burn projected to drop below $5 million a quarter in 2H 2023

“In the second quarter, we made significant progress towards the development and manufacturing of our Transplant product for institutions conducting research on the use of cfDNA monitoring post-transplantation,” said Josh Riggs, CEO of Oncocyte. “We look forward to serving the global transplant community with our patented technology and expect to meet our target of early access launch by the end of this year. On the clinical front, our transplant and oncology laboratory tests continue their review process with MolDX as they are evaluated for potential coverage. Amongst the potential coverage decisions, ongoing clinical studies and operational improvements, we believe that Oncocyte is positioned for success with several value creating milestones achievable in the second half of this year.”

Second Quarter 2023 Financial Results

Consolidated revenues for the second quarter of 2023 were approximately $0.5 million, and cost of revenues for the second quarter were approximately $0.2 million, primarily from services customers.

Net consolidated operating loss for the three months ended June 30, 2023, was $8.3 million, compared to consolidated operating loss of $8.6 million, a decrease of $0.3 million from the same period in the prior year.

Consolidated research and development expense for the second quarter decreased 56% year-over-year from $5.6 million to $2.4 million driven by focused investment in developing manufacturable versions of our assays.

Consolidated general and administrative expense for the second quarter decreased 36% year-over-year from $5.5 million to $3.5 million, reflecting management’s efforts to control spending not directly related to product development or commercial activities.

Consolidated sales and marketing expense for the second quarter decreased 77% year over year from $3.5 million to $0.8 million. We focused on our early access programs and early market access work for our laboratory tests and research products.

For Oncocyte’s complete financial results for the second quarter ended June 30, 2023, see the Company’s Quarterly Form 10-Q to be filed with the Securities and Exchange Commission on Aug 10, 2023.

Webcast and Conference Call Information

Oncocyte will host a conference call to discuss the first quarter 2023 financial results prior to market open on Thursday, August 10, 2023 at 5:00 a.m. Pacific Time / 8:00 a.m. Eastern Time. The conference call may be accessed live via telephone by dialing (877) 317-6789 for domestic callers or (412) 317-6789 for international callers. Once dialed in, ask to be joined to the Oncocyte Corporation call. The live webinar of the call may be accessed by visiting the “Events & Presentation” section of the Company’s website at https://investors.oncocyte.com.

About Oncocyte

Oncocyte is a precision diagnostics company. The Company’s tests are designed to help provide clarity and confidence to physicians and their patients. DetermaIO™ is a gene expression test that assesses the tumor microenvironment in order to predict response to immunotherapies. VitaGraft™ is a blood-based solid organ transplantation monitoring test, and pipeline test DetermaCNI™ is a blood-based monitoring tool for monitoring therapeutic efficacy. For more information, visit www.oncocyte.com

DetermaIO™, DetermaCNI™, and VitaGraft™ are trademarks of Oncocyte Corporation.

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, the expectation that the Company’s transplant product launch is on pace for Q4 2023 early access, the projection that average cash burn will drop below $5 million a quarter in 2H 2023, the anticipation of potential coverage from MolDX for our transplant and oncology laboratory tests, the expectation that Oncocyte is positioned to achieve several value creating milestones in the second half of this year, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on Oncocyte or its subsidiaries’ financial and operational results, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials, changes to regulatory oversight and/or regulatory approvals, the capacity of Oncocyte’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic tests. Oncocyte or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission (SEC) filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

CONTACT:

Stephanie Prince

PCG Advisory

(646) 863-6341

sprince@pcgadvisory.com

ONCOCYTE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,368	$19,993
Accounts receivable, net of allowance of $178 and $154, respectively	1,716	2,012
Marketable equity securities	530	433
Prepaid expenses and other current assets	1,179	977
Assets held for sale	191	-
Current assets of discontinuing operations	-	2,121
Total current assets	20,984	25,536

NONCURRENT ASSETS
Right-of-use and financing lease assets, net	1,891	2,088
Machinery and equipment, net, and construction in progress	5,997	8,763
Intangible assets, net	56,639	61,633
Restricted cash	1,700	1,700
Other noncurrent assets	329	371
TOTAL ASSETS	$87,540	$100,091

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$875	$1,253
Accrued compensation	1,301	1,771
Accrued expenses and other current liabilities	2,196	3,839
Accrued severance from acquisition	2,314	2,314
Accrued liabilities from acquisition	109	109
Right-of-use and financing lease liabilities, current	737	815
Current liabilities of discontinuing operations	135	2,005
Total current liabilities	7,667	12,106

NONCURRENT LIABILITIES
Right-of-use and financing lease liabilities, noncurrent	2,398	2,729
Contingent consideration liabilities	29,150	45,662

TOTAL LIABILITIES	39,215	60,497

Commitments and contingencies

Series A Redeemable Convertible Preferred Stock, no par value; stated value $1,000 per share; 5 and 6 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively; aggregate liquidation preference of $5,140 and $6,091 as of June 30, 2023 and December 31, 2022, respectively	4,725	5,302

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 5,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value, 230,000 shares authorized; 8,241 and 5,932 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	309,535	294,929
Accumulated other comprehensive income	41	39
Accumulated deficit	(265,976)	(260,676)
Total shareholders’ equity	43,600	34,292
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$87,540	$100,091

ONCOCYTE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

NET REVENUE	$463	$237	$760	$617

Cost of revenues	169	183	434	288
Cost of revenues – amortization of acquired intangibles	22	23	44	51
Gross profit	272	31	282	278

OPERATING EXPENSES
Research and development	2,435	2,444	4,562	4,451
Sales and marketing	805	127	1,500	393
General and administrative	3,531	5,445	6,943	11,092
Change in fair value of contingent consideration	1,795	(6,359)	(16,512)	(11,015)
Impairment loss from intangible assets	-	-	4,950	-
Loss on disposal and held for sale assets	-	-	1,283	-
Total operating expenses	8,566	1,657	2,726	4,921

Loss from operations	(8,294)	(1,626)	(2,444)	(4,643)

OTHER INCOME (EXPENSES), NET
Interest income (expenses), net	1	(21)	(9)	(51)
Unrealized gain (loss) on marketable equity securities	(24)	5	97	(325)
Other income (expenses), net	(16)	278	(18)	242
Total other income (expenses), net	(39)	262	70	(134)

LOSS BEFORE INCOME TAXES	(8,333)	(1,364)	(2,374)	(4,777)

Loss from continuing operations	(8,333)	(1,364)	(2,374)	(4,777)
Loss from discontinuing operations	-	(6,936)	(2,926)	(13,814)

NET LOSS	$(8,333)	$(8,300)	$(5,300)	$(18,591)

LESS: DIVIDENDS AND ACCRETION OF SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK	(311)	(72)	(541)	(72)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS: BASIC AND DILUTED	$(8,644)	$(8,372)	$(5,841)	$(18,663)

Net loss from continuing operations per share: basic and diluted	$(1.03)	$(0.24)	$(0.34)	$(0.93)
Net loss from discontinuing operations per share: basic and diluted	$-	$(1.23)	$(0.42)	$(2.69)
Net loss per share: basic and diluted	$(1.07)	$(1.48)	$(0.83)	$(3.63)

Weighted average shares outstanding: basic and diluted	8,090	5,652	7,030	5,135

Oncocyte Corporation

Reconciliation of Non-GAAP Financial Measure

Consolidated Adjusted Loss from Operations

(Amounts in Thousands)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2023	2023	2022
	(unaudited)	(unaudited)	(unaudited)
Consolidated GAAP loss from operations	$(8,294)	$2,924	$(8,562)
Stock-based compensation expense	834	834	2,232
Change in fair value of contingent consideration	1,795	(18,307)	(6,359)
Severance charge	604	14	143
Depreciation and amortization expense	457	472	1,360
Loss on disposal and held for sale assets	-	1,335	-
Impairment loss	-	4,950	-
Consolidated Non-GAAP loss from operations, as adjusted	$(4,604)	$(7,778)	$(11,186)